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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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HC2 Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HC2 HOLDINGS ISSUES STATEMENT ON ISS REPORT

HC2 URGES STOCKHOLDERS TO OPPOSE PERCY ROCKDALE’S PROPOSALS AND AGREES WITH ISS RECOMMENDATION TO VOTE AGAINST GORZYNKSI, GREENWOOD AND HICKEY

ISS Questions the Viability of Percy Rockdale’s Strategy and Highlights Percy Rockdale’s Potential Short-Term Focus Could Put Long-Term Stockholders’ Investment at Risk

ISS Recommends AGAINST Gorzynski and Questions Gorzynski’s Ability as Interim CEO and Board Member Given His Lack of Experience as a Public Company Executive or Director

ISS Supports HC2’s Nomination of Avram Glazer to the Board at Upcoming 2020 Annual Meeting and His Appointment as Chairman Upon Election

HC2 Recommends Stockholders Sign, Date and Promptly Return the WHITE Consent Revocation Card and Mark “REVOKE MY CONSENT” Boxes to Oppose Each of Percy Rockdale’s Proposals and Support HC2’s Independent, Experienced and Highly-Qualified Directors, and Discard Any Materials from Percy Rockdale

NEW YORK, April 23, 2020 (GLOBE NEWSWIRE) -- HC2 Holdings, Inc. (“HC2” or the “Company”) (NYSE: HCHC), a diversified holding company, today issued the following statement in response to an April 23, 2020 report from Institutional Shareholder Services (“ISS”). HC2 urges stockholders to sign, date and promptly return the WHITE consent revocation card and mark “REVOKE MY CONSENT” boxes to oppose each of Percy Rockdale’s proposals and support HC2’s independent, experienced and highly-qualified nominees. Stockholders should also discard any materials from Percy Rockdale including their green consent card.

“While we strongly disagree with ISS’s failure to recommend the full slate of HC2’s highly-qualified director nominees, we are pleased ISS recognizes the importance of Warren Gfeller’s, Lee Hillman’s and Julie Springer’s Board membership to HC2’s productive execution of its strategic plan and continued success. We strongly concur with ISS’s assessment that Avram Glazer is strongly independent, and that they support Mr. Glazer’s nomination to HC2’s Board and appointment as Board Chairman if elected at the Annual Meeting. All HC2 stockholders should not take any action in the consent and properly vote in director elections at the upcoming Annual Meeting.”

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

“Independent of ISS’s recommendations, we are confident stockholders will reach the conclusion that HC2’s highly qualified Board possesses the experience and expertise necessary to successfully execute HC2’s strategic plan and deliver long-term stockholder value. We are also pleased that ISS has recommended against consenting to the election of Michael Gorzynski, Robin Greenwood and Liesl Hickey, and recognized Mr. Gorzynski’s lack of experience as a public company executive or director.”

In its Report, ISS Said:

“Given the board's inherent depth of knowledge around HC2's assets and their potential, long-term shareholders may question the viability of the dissident's strategy.”

“Shareholders may have some reservations regarding Gorzynski's ability as interim CEO given his lack of experience as a public company executive or director.”

“As a significant shareholder with prior public board experience, Glazer could provide additional oversight necessary to rebuild management's credibility, reduce debt, and optimize its portfolio. With that said, the company has not set the date for the 2020 AGM and has not provided any other details on its potential slate, including whether Glazer will be replacing an existing director.”

“Long-term shareholders may also question the dissident's potential exit point from its investment in HC2 given it only entered the stock in December 2019 and could earn a quick profit if HC2's share price increases if it wins its campaign.”

THE CHOICE IS CLEAR

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD

Your Board of Directors unanimously recommends that stockholders sign, date and promptly return the enclosed WHITE Consent Revocation Card and mark the “REVOKE MY CONSENT” boxes to oppose each of Percy Rockdale’s proposals and support HC2’s independent, experienced and highly qualified directors. Please do not return or otherwise vote any green consent card sent to you by Percy Rockdale—even as a protest vote against Percy Rockdale.

For more information, please go to: www.HC2vision.com

No matter how many or how few shares you own, your revocation of consent is extremely important to ensuring HC2 can carry out its strategic objective of creating near-term value and driving even higher returns over the long term for all of our stockholders. Please act today and make your voice heard regarding the future of HC2.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

If you have any questions or need assistance in voting your shares, please contact our soliciting agent, Okapi Partners. Stockholders may call Okapi at (877) 629-6355. Banks and brokerage firms may call Okapi at (212) 297-0720. Stockholders, banks and brokerage firms may also contact Okapi via email at HC2consent@okapipartners.com.

We believe that HC2’s highly qualified and experienced Board of Directors is best positioned to oversee the continued successful execution of HC2’s strategy and to deliver substantial value to all of our stockholders. On behalf of our management team, we thank you for your continued support, interest and investment in HC2, and respectfully ask that you reject Michael Gorzynski’s efforts to usurp control of HC2 and revoke your consent.

If you have any questions or need assistance voting contact:

1212 Avenue of the Americas

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll Free: (877) 629-6355

Email: info@okapipartners.com

About HC2

HC2 Holdings, Inc. is a publicly traded (NYSE: HCHC) diversified holding company, which seeks opportunities to acquire and grow businesses that can generate long-term sustainable free cash flow and attractive returns in order to maximize value for all stakeholders. HC2 has a diverse array of operating subsidiaries across multiple reportable segments, including Construction, Energy, Telecommunications, Life Sciences, Broadcasting, Insurance and Other. HC2’s largest operating subsidiary is DBM Global Inc., a family of companies providing fully integrated structural and steel construction services. Founded in 1994, HC2 is headquartered in New York, New York. Learn more about HC2 and its portfolio companies at www.hc2.com.

SIGN, DATE AND PROMPTLY RETURN THE WHITE CONSENT REVOCATION CARD

Cautionary Statement Regarding Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This communication, and certain oral statements made by our representatives from time to time may contain, forward-looking statements. Generally, forward-looking statements include information describing actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might” or “continues” or similar expressions. The forward-looking statements in this communication include, without limitation, any statements regarding our expectations regarding building stockholder value, future cash flow, longer-term growth and invested assets, the timing or prospects of any refinancing of HC2's remaining corporate debt, any statements regarding HC2’s expectations regarding entering definitive agreements in respect of the potential divestitures of Continental Insurance and/or DBM Global, reducing HC2’s leverage and related interest expense at the holding company level generally and with the net proceeds of such divestitures, reducing corporate overhead, growth opportunities at HC2’s Broadcasting and Energy businesses and unlocking value at HC2’s Life Sciences segment. Such statements are based on the beliefs and assumptions of HC2’s management and the management of HC2’s subsidiaries and portfolio companies. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results, and the Company’s actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of important factors, both positive and negative, that may be revised or supplemented in subsequent statements and reports filed with the Securities and Exchange Commission (the “SEC”), including in our reports on Forms 10-K, 10-Q and 8-K. Such important factors include, without limitation, issues related to the restatement of our financial statements; the fact that we have historically identified material weaknesses in our internal control over financial reporting, and any inability to remediate future material weaknesses; capital market conditions, including the ability of HC2 and its subsidiaries to raise capital; the ability of HC2’s subsidiaries and portfolio companies to generate sufficient net income and cash flows to make upstream cash distributions; volatility in the trading price of HC2’s common stock; the ability of HC2 and its subsidiaries and portfolio companies to identify any suitable future acquisition or disposition opportunities; our ability to realize efficiencies, cost savings, income and margin improvements, growth, economies of scale and other anticipated benefits of strategic transactions; difficulties related to the integration of financial reporting of acquired or target businesses; difficulties completing pending and future acquisitions and dispositions; activities by activist stockholders, including a proxy contest, consent solicitation or any unsolicited takeover proposal; effects of litigation, indemnification claims and other contingent liabilities; changes in regulations and tax laws; the risks and uncertainties associated with, and resulting from, the COVID-19 pandemic; and risks that may affect the performance of the operating subsidiaries and portfolio companies of the Company. Although HC2 believes its expectations and assumptions regarding its future operating performance are reasonable, there can be no assurance that the expectations reflected herein will be achieved. These risks and other important factors discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this communication.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to HC2 or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date hereof, and unless legally required, HC2 undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investor Relations

Garrett Edson

ir@hc2.com

(212) 235-2691